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                                                                 Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated February 6, 1995 (except with respect to the matter discussed in Note 17, as to which the date is March 14, 1995), included (or incorporated by reference) in WMX Technologies, Inc.'s Form 10-K for the fiscal year ended December 31, 1994, to all references to our Firm included in or made a part of this Registration Statement on Form S-1 and to the incorporation by reference of such reports in WMX Technologies, Inc.'s previously filed Registration Statements on Form S-8 (Registration Nos. 33-7201, 33-17447, 33-26733, 33-35936, 33-64427, and
33-64433) and on Form S-1 (Registration No. 33-44849).



                                           /s/ ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP



Chicago, Illinois
February 29, 1996